SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported) December 17, 2003

                       Biggest Little Investments L.P.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                    0-16856                  13-3368726
      --------------             ----------------         ------------------
      (State or other            (Commission File           (IRS Employer
      jurisdiction of                 Number)               identification
      incorporation or                                             No.)
       organization



      1175 West Moana Lane
          Reno, Nevada                                           89509
--------------------------------                               ----------
 (Address of principal executive                               (Zip code)
            offices)

                                (775) 825-3355
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            (Registrant's telephone number, including area code)



        -------------------------------------------------------------
        (Former name or former address, if changed since last report)
ITEM 5.  Other Events and Regulation FD Disclosure.

     On December 17, 2003, Biggest Little Investments L.P., a Delaware limited partnership (the "Partnership"), commenced a program (the "Repurchase Program") to redeem units of limited partnership interest ("Units") from all limited partners owning fewer than 100 Units at a price of $76 per Unit in cash. Units held in employee benefit plans are not eligible for the Repurchase Program.
The Partnership's governing documents provide the Partnership with the ability to repurchase Units offered to it by limited partners. The Partnership believes that this is an appropriate time to make this liquidity feature available to many of the limited partners. Limited partners who desire to participate in the Repurchase Program must sell all of their Units to the Partnership and will receive their checks approximately 10 business days after the conclusion of the Repurchase Program, which is currently scheduled to be on January 27, 2004.

ITEM 7.  Financial Statements And Exhibits.

(a) Financial statements of business acquired.

    Not applicable.


(b) Pro forma financial information.

    Not applicable.


(c) Exhibits.

    See Exhibit Index attached.
                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 17th day of December, 2003.


                                        Biggest Little Investments L.P.

                                        By:  Maxum LLC
                                             Its General Partner


                                        By:  /s/ Ben Farahi
                                        -------------------
                                                 Ben Farahi
                                                 Manager

                                 EXHIBIT INDEX


Exhibit Number          Document

99                      Biggest Little Investments L.P. announcement of
                      Repurchase Program, Acceptance Card and Information